EXHIBIT 4.3
                        INCENTIVE STOCK OPTION AGREEMENT

         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made and entered into, effective on the "Effective Date" set forth on the signature page hereof (the "Effective Date"), by and between MACHINETALKER, INC., a Delaware corporation ("Company"), and the person executing this Agreement as the "Holder" hereunder ("Holder"), pursuant to the STOCK OPTION PLAN (the "Plan") sponsored by the Company.

         FOR VALUABLE CONSIDERATION, receipt which is hereby acknowledged, Company hereby grants to Holder the following option (the "Option"):

     SECTION 1. GRANT OF OPTION. Subject to the terms and conditions hereinafter set forth, Company hereby grants to Holder the right and option to purchase from the Company the number of shares of the Company's common stock ("Common Stock") designated on the signature page hereof as "Option Shares" (the "Option Shares"), at the exercise price per share set forth on the signature page hereof, and subject to such vesting schedule as are set forth in Section 2, below. Except as otherwise specified herein, this Option is exercisable at any time and from time to time during its term, in whole or in part. Unless earlier terminated pursuant to Section 7 or 9 hereof, this Option will terminate in all respects, and all rights and options to purchase shares hereunder will terminate, ten (10) years from the Effective Date of this Option.

     SECTION 2. VESTING AND EXERCISE OF OPTION. This Option shall be exercisable from time to time only to the extent that Holder then has become vested in this Option. As of any date during the term of this Option, Holder shall be entitled to purchase such number of the Option Shares (to the extent not previously purchased hereunder) as is determined by multiplying the total number of Option Shares times Holder's then-current vesting percentage as determined under Sections 2(a), below.

          (a) Subject to acceleration pursuant to Section 7, below, Holder shall become vested in this Option over the four-year period commencing on the "Vesting Commencement Date" set forth on the signature page hereof (the "Vesting Commencement Date") as follows: (i) Holder shall become vested in twenty-five percent (25%) of this Option following Holder's completing one year of continuous service as an employee of the Company from and after the Vesting Commencement Date, and (ii) thereafter, Holder shall become vested in one-thirty-sixth (1/36th) of the remainder of this Option for each complete period of thirty (30) consecutive days that Holder subsequently remains continuously employed with the Company from and after the first annual anniversary of the Vesting Commencement Date.

          (b) Holder may exercise this Option at any time during the term hereof with respect to Option Shares in which Holder has become vested by delivering to the Company (i) a written notice of exercise, specifying the number of Option Shares that Holder has elected to purchase hereunder and the address to which the certificate representing such shares is to be mailed, (ii) cash, certified or bank check or postal money order payable to the order of the Company for an amount equal to the sum of (x) the Exercise Price of such shares, plus (y) the amount, if any, required to fund withholding taxes due with respect to such exercise, as contemplated by
     Section 11, below, and (iii) such documentation as is necessary to satisfy the conditions precedent to exercise set forth in Section 3, below.

          (c) If Holder's employment with the Company is terminated for any reason prior to Holder's becoming one hundred percent (100%) vested in this Option, then Holder's rights with respect to the unvested portion of this Option shall expire forthwith on the effective date as of which Holder's employment is terminated.

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     SECTION 3. CONDITIONS  PRECEDENT.  As a condition precedent to any exercise of this Option, upon request of the Company, Holder (or if any other individual or individuals are exercising this Option, such individual or individuals) shall deliver to the Company pursuant to Section 2(a)(iii), above, each of the following:

          (a) An investment letter in form and substance satisfactory to the Company and its counsel, containing among other things (including an acknowledgment of the rights of first refusal set forth in Section 11, hereof) a statement by Holder that (i) the Option is then being exercised for the account of Holder and only with a view to investment in, and not for, in connection with or with a view to the disposition of, the shares with respect to which the Option is then being exercised; (ii) Holder has been advised that Rule 144 of the Securities and Exchange Commission (the "Commission"), which permits the resale, subject to various terms and conditions, of small amounts of "restricted securities" (as therein defined) after they have been held for one (1) year, does not now apply to the Company because the Company is not now required to file, and does not file, current reports under the Securities Exchange Act of 1934 (the "Exchange Act"), nor is there publicly available information concerning the Company substantially equivalent to that which would be available if the Company were required to file such reports; (iii) Holder understands that there is no assurance that the Company will ever become a reporting company under the Exchange Act and that the Company has no obligation to Holder to do so; (iv) Holder and Holder's representatives have fully investigated the Company and the business and financial conditions concerning it and have knowledge of the Company's then current corporate activities and financial condition; and (v) Holder believes that the nature and amount of the shares being purchased are consistent with Holder's investment objectives, abilities and resources. The restrictions imposed by the foregoing investment representations will be inoperative upon the registration with the Commission of the stock subject to this Option or acquired through the exercise of this Option.

          (b) An executed Stock Transfer Agreement (the "Stock Transfer Agreement") in form reasonably satisfactory to the Company in which, inter alia, Holder shall grant to the Company a right of first refusal prior to any sale or attempted sale of any Option Shares to any other person. Such first-refusal rights shall not apply to any Transaction (as defined in Section 7, below), and in all events shall terminate and be of no further force or effect from and after the first date as of which the Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement for the sale of any shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), and such registration statement becomes effective. If there is any conflict or inconsistency between the provisions of this Option and the provisions of any Stock Transfer Agreement, then the provisions of the Stock Transfer Agreement shall control.

     SECTION 4. MARKET STAND-OFF. In addition to any restrictions stated in the Stock Transfer Agreement, the Holder also agrees for a period of up to one hundred eighty (180) days from the effective date of any registration of securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of this Option, without the prior written consent of the Company and such underwriters.

     SECTION 5. DELIVERY OF SHARES. Within a reasonable time following the receipt by the Company of the written notice and payment of the option price for the shares to be purchased thereunder and the fulfillment by Holder of the conditions precedent to exercise of this Option, the Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this Option, to such individual or individuals) at the address specified pursuant to Section 2 hereof a certificate or certificates for the number of shares with respect to which the Option is then being exercised, registered in the name of the Holder (or the name or names of the individual or individuals exercising the Option, either alone or jointly with another person

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

or persons with rights of survivorship, as the individual or individuals exercising the Option will prescribe in writing to the Company); provided, however, that:

          (a) Such delivery will be deemed effected for all purposes when a stock transfer agent will have deposited such certificate or certificates in the United States mail, addressed to the Holder (or such individual or individuals) at the address so specified; and provided further that if any law, regulation or order of the Commission or other body having jurisdiction in the premises will require the Company or the Holder (or the individual or individuals exercising this Option) to take any action in connection with the sale of the shares then being purchased, then, subject to the other provisions of this paragraph, the date on which such sale will be deemed to have occurred and the date for the delivery of the certificates for such shares will be extended for the period necessary to take and complete such action, it being understood that the Company will have no obligation to take and complete any such action.

          (b) Notwithstanding the foregoing, if this Option is exercised for shares subject to the first-refusal rights described in the Stock Transfer Agreement, then the certificate or certificates representing such shares will be delivered in accordance with the terms of, and as described in the Stock Transfer Agreement.

     SECTION 6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The existence of this Option will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company will effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of shares of stock subject to this Option will be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this Option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock then subject to this Option.

     SECTION 7. EFFECT OF CERTAIN TRANSACTIONS. If the Company is a party to a merger or reorganization with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated, or if there is a sale or other disposition of substantially all of the Company's capital stock or assets to a third party or parties (each hereinafter referred to as a "Transaction"), in any case while this Option remains outstanding: (a) subject to the provisions of clause (b) below, after the effective date of such Transaction this Option will remain outstanding and will be exercisable in shares of Common Stock or, if applicable, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of such Transaction; or (b) the time for exercise of this Option may be accelerated by the Company's Board of Directors so that this Option will be fully exercisable on or prior to the effective date of such Transaction; provided that (x) notice of such acceleration will be given to the Holder, and (y) the Holder will have the right to exercise this Option in part or in full prior to the effective date of such Transaction.

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

     SECTION 8. RIGHTS OF HOLDER. No person will, by virtue of the granting of this Option to the Holder, be deemed to be a holder of any shares purchasable under this Option or to be entitled to the rights or privileges of a holder of such shares unless and until this Option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this Option. The granting of this Option will not impose upon the Company any obligations to employ or to continue to employ the Holder or, if applicable, to continue the Holder as a director of the Company; and the right of the Company to terminate the employment of the Holder will not be diminished or affected by reason of the fact that this Option has been granted to the Holder. Nothing herein contained will impose any obligation upon the Holder to exercise this Option. Although this Option is intended to qualify as an incentive stock option under the Internal Revenue Code of 1986, the Company makes no representation as to the tax treatment to the Holder upon receipt or exercise of this Option or sale or other disposition of the shares covered by this Option.

     SECTION 9. RESERVATION OF SHARES. At all times while any portion of this Option is outstanding, the Company will: reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this Option; comply with the terms of this Option promptly upon exercise of the Option rights; and pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this Option.

     SECTION 10. TRANSFER AND TERMINATION. This Option is not transferable by the Holder otherwise than by will or the laws of descent and distribution. This Option is exercisable, during the Holder's lifetime, only by him, and by him only while he is an employee of the Company, except that in the event that such employment terminates for any reason other than for Cause as defined below, and other than by reason of death, the Holder will have the right to exercise this Option within ninety (90) days after the date he ceases to be an employee of the Company (but not later than the expiration date of this Option). As used in this paragraph, "Cause" means (a) any material breach by the Holder of any agreement to which the Holder and the Company are both parties, and such material breach is not cured within seven (7) days of written notice thereof, (b) any act (other than retirement) or omission to act by the Holder which may have a material and adverse effect on the Company's business or on the Holder's ability to perform duties or services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), fraud and acts of moral turpitude, or (c) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company or any affiliate of the Company, other than an error in good faith exercise of business judgment. An employment relationship between the Company and the Holder will be deemed to exist, for purposes of this Option, during any period in which the Holder is employed in any capacity by the Company or by a parent or any subsidiary of the Company. In the event of the death of the Holder while he has the right to exercise this Option, his or her executors, administrators, heirs or legatees, as the case may be, will have the right to exercise this Option at any time within one hundred eighty (180) days after his death (but not after the termination date of this Option).

     SECTION 11. TAX WITHHOLDING. To the extent that the exercise of the Option gives rise to an obligation on the part of the Company to withhold income tax from amounts otherwise to be paid to Holder, the Company shall do so on such terms and in accordance with such procedures as may be required under applicable law. If Holder's wages from the Company are insufficient to fund payment of Employee's share of such withholding taxes, Holder shall deposit such monies with the Company as a condition to exercising this Option.

     SECTION 12. MISCELLANEOUS.

          (A) NOTICES. All notices permitted or required by this Agreement shall be in writing and shall be deemed to be delivered and received (i) when

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

     personally delivered, or (ii) on the day on which sent by facsimile, electronic mail, or other similar device generating a receipt evidencing a successful transmission, or (iii) on the third (3rd) business day after the day on which deposited in the United States mail, first-class-certified mail, return receipt requested, postage prepaid, transmitted or addressed to the person for whom intended, at the facsimile number, email address, or mailing address appearing at the end of this Agreement or such other facsimile number, email address, or mailing address, notice of which is given in the manner contemplated by this Section 12(a).

          (B) LEGENDS. All share certificates evidencing Option Shares shall bear such legends as the Company, in its discretion, determines to be appropriate to reflect restrictions imposed upon such Shares by the Plan, this Agreement, and applicable federal and state securities laws.

          (C) NO EMPLOYMENT RIGHTS. Neither the adoption of the Plan, the granting of the Option evidenced by this Agreement, or any other action taken by the Company in connection therewith are intended or shall be construed as giving to Holder any right to be retained in the employ of the Company for any period of time or to restrict in any manner the right and power of the Company to terminate Holder's employment with the Company.

          (D) GOVERNING LAW. This Option shall be governed by the Internal Revenue Code of 1986, as amended, and by the internal laws of the State of California, without regard to conflict of law principles.

          (E) GOVERNMENT REGULATIONS. The Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof. The Company will not be obligated to take any affirmative action in order to cause the exercise of this Option or the issuance of shares pursuant hereto to comply with any such law, regulation, order or provision.

          (F) OPTION SUBJECT TO PLAN. This Option is and will be subject in every respect to the provisions of the Company's 2001 Stock Option Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof. The Holder hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (i) in the event of any conflict between the terms hereof and those of the Plan, the latter will prevail, and (ii) all decisions under and interpretations of the Plan by the Committee or the Board will be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.


                   [Signatures appear on the following page.]










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         IN WITNESS  WHEREOF,  the parties have executed this Option,  or caused this Agreement to be executed, as of the Effective Date.

       "COMPANY":                                     "HOLDER:"

MACHINETALKER, INC.,
 a Delaware corporation


By_____________________________                 ______________________________
    Roland F. Bryan, President                  Holder's Signature

Address and Facsimile No. for Notices:          ______________________________
                                                Holder's Printed Name

MachineTalker, Inc.
513 De La Vina Street
Santa Barbara, California 93101                 Address and Facsimile No.
                                                 for Notices:

                                                -------------------------------
                                                -------------------------------
                                                -------------------------------
Facsimile No.:  (805) 657-1740
                                                Facsimile No.:(  )_____________


                                                No. of Option Shares:__________

                                                Vesting Commencement Date:_____

                                                Effective Date:_________________

                                                Exercise Price Per Share:_______




















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